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Exhibit 10.1

AMENDED AND RESTATED
AAR CORP.
STOCK BENEFIT PLAN
(Effective October 1, 2001)

    1.  Purpose and Eligibility

    AAR CORP. adopted the AAR CORP. Stock Benefit Plan (formerly named the AAR CORP. 1983 Incentive Stock Plan), effective April 12, 1983, as amended and restated effective July 22, 1986 and as subsequently further amended from time to time (the "Plan"). AAR CORP. now further amends and restates the Plan, effective October 1, 2001. This Plan is adopted to encourage officers and other key employees of the Company who have executive, managerial, supervisory or professional responsibilities and non-employee members of the Board to increase their investment in the Company and to provide additional opportunities to such persons to share in the success of the Company. The opportunity so provided is intended to foster in Grantees a strong incentive to put forth maximum effort for the continued success and growth of the Company, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future.

    Non-Employee Directors shall participate in the Plan through automatic grants of NSOs pursuant to Section 5 hereof. Key Employees who have been selected by the Committee to receive an Award shall participate in the Plan. The Committee shall determine, within the limits of the express provisions of the Plan, those Key Employees to whom, and the time or times at which, Awards shall be granted. In making a determination concerning the granting of Awards, the Committee may take into account the nature of the services the Key Employees have rendered or that the Committee expects they will render, their present and potential contributions to the success of the business, the number of years of effective service they are expected to have and such other factors as the Committee in its sole discretion shall deem relevant. The Committee shall also determine, with respect to Awards to Key Employees, the number of Shares to be subject to each such Award; the type of Awards (Restricted Stock, Options or Stock Appreciation Rights (SAR)); the type of Options (ISO or NSO); the duration of each Option; the exercise price under each Option; the time or times within which (during the Term of the Option) all or portions of each Option may be exercised; whether cash, Shares, Options or other property may be accepted in full or partial payment upon exercise of an Option; the restrictions to be imposed on shares of Restricted Stock; and any other terms and conditions of such Awards.

    2.  Definitions

    For purposes of this Plan, the following terms shall have the meaning set forth below:

      2.1 "Award" shall mean an Option, a Restricted Stock Award or an SAR Award.

      2.2 "Board" means the Board of Directors of the Company.

      2.3 "Cause", when used in regard to the termination of a Key Employee's employment with the Company, shall mean termination of such employment by the Company (a) because of the Key Employee's dishonesty, fraud or breach of trust, gross negligence or substantial misconduct in the performance of, or substantial nonperformance of, his or her assigned duties or willful violation of Company policy, (b) because of any act or omission by the Key Employee that is a substantial cause for a regulatory body with jurisdiction over the Company to request or recommend the suspension or removal of the Key Employee or to impose sanctions upon the Company or the Key Employee, (c) because of a material breach by the Key Employee of any applicable employment agreement between him and the Company or (d) as defined in the applicable Option Agreement, Restricted Stock Agreement or Stock Appreciation Right Agreement issued hereunder. Whether the termination of a Key Employee's employment is for Cause shall be determined by the management of the Company in its sole discretion.

      2.4 "Change in Control" means the earliest of:

        (a) any person (as such term is used in Section 13(d) of the Securities Act of 1934, as amended ("Exchange Act")), has acquired (other than directly from the Company) beneficial ownership (as that term is defined in Rule 13d-3 under the Exchange Act), of more than 20% of the outstanding capital stock of the Company entitled to vote for the election of directors;

        (b) the effective time of (i) a merger or consolidation or other business combination of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such business combination hold less than 60% of the voting stock of the surviving or resulting corporation, or (ii) a transfer of substantially all of the assets of the Company other than to an entity of which the Company owns at least 80% of the voting stock; or

        (c) the election, over any period of time, to the Board of Directors of the Company without the recommendation or approval of the incumbent Board of Directors of the Company, of the lesser of (i) three directors, or (ii) directors constituting a majority of the number of directors of the Company then in office.

      2.5 "Code" means the Internal Revenue Code of 1986, as amended, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and references to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

      2.6 "Committee" means the Board's Compensation Committee, or such other committee of not less than two directors who are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and "outside directors" within the meaning of Section 162(m) of the Code and the regulations thereunder, as shall be designated by the Board.

      2.7 "Company" means AAR CORP., a Delaware corporation, and its subsidiaries, which include any businesses, whether or not incorporated, in which the Company owns directly or indirectly not less than 50 percent of the equity interest at the time an Award is granted to an employee thereof, or in any other case, at the time of reference.

      2.8 "Continuing Director" shall mean a member of the Board of the Company prior to the occurrence of a Change in Control.

      2.9 "Disability" means the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

      2.10 "Fair Market Value" means, with respect to the Company's Shares, the closing price of the Shares on the trading day corresponding to, or if no trading occurred on the New York Stock Exchange on such date, the trading day immediately preceding, the date on which the value is to be determined, as reported on the NYSE-Composite Tape or such other source of quotations for or reports of trading activity in Shares as the Committee may from time to time select. If no trades in Shares occurred on the relevant trading day, the mean between the bid and asked prices of a Share as reflected on the NYSE-Composite Tape at the close of the market on such trading day shall be deemed to be the Fair Market Value.

      2.11 "Grantee" means a person to whom an Award is granted.

      2.12 "Incentive Stock Option" or "ISO" means an Option meeting the conditions and containing the limitations and restrictions set forth in Section 422 of the Code.

      2.13 "Key Employee" means an officer or other key employee of the Company who has executive, managerial, supervisory or professional responsibilities.

      2.14 "Non-Employee Directors" means non-employee members of the Board.

      2.15 "Non-Qualified Stock Option" or "NSO" means an Option other than an Incentive Stock Option.

      2.16 "Option" means the right to purchase, at a price and for a term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.

      2.17 "Option Agreement" means a written agreement issued in connection with the grant of an Option, as specified in subsection 6.2.

      2.18 "Plan" means the Company's Stock Benefit Plan as reflected in the provisions contained herein, and as it may be amended from time to time.

      2.19 "Restricted Stock Agreement" means a written agreement issued in connection with the grant of a Restricted Stock Award, as specified in subsection 10.3.

      2.20 "Restricted Stock Award" means the grant, at a time or times fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee may impose, of the number of Shares specified by the Committee. The term "Restricted Stock" shall refer to Shares issued pursuant to a Restricted Stock Award.

      2.21 "Retirement" means the voluntary termination of employment of a Key Employee who is at least fifty-five (55) years of age and whose age, at the date of such termination, plus the number of consecutive years of employment with the Company is at least equal to sixty-two (62).

      In the case of a Non-Employee Director, "Retirement" means the voluntary termination of membership on the Board at or after age 65 with not less than five (5) consecutive years of service as a director of the Company.

      2.22 "Shares" means the shares of the Company's $1.00 par value common stock or, if by reason of the adjustment provisions hereof, any rights under an Award pertain to any other security, such other security.

      2.23 "Stock Appreciation Right Agreement" means a written agreement issued in connection with the grant of a Stock Appreciation Right Award, as specified in Section 11.

      2.24 "Stock Appreciation Right Award" means the grant of an SAR at a time or times fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee may impose, of the number of SARs specified by the Committee. The term "Stock Appreciation Right" or "SAR" shall refer to rights issued pursuant to a Stock Appreciation Right Award.

      2.25 "Successor" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire Restricted Stock, or the right to exercise an Option or an SAR, by bequest or inheritance or by reason of the death of the Grantee.

      2.26 "Taxable Date" means the date a Grantee recognizes income with respect to an Award under the Code or any applicable state income tax code.

      2.27 "Term" means the period during which a particular Option or SAR may be exercised or the period during which the restrictions placed on a Restricted Stock Award are in effect.

    3.  Administration

      3.1 The Plan shall be administered by the Committee.

      3.2 The Committee shall have plenary authority with respect to Key Employees, subject to the provisions of the Plan, to determine when and to whom Awards shall be granted, the Term of each Award, the number of Shares covered by it, the effect of participation by a Grantee in other plans, and any other terms or conditions of each such Award. The number of Shares, the Term and other terms and conditions of a particular kind of Award need not be the same even as to Awards made at the same time. The Committee's actions in making Awards and fixing their size, Term, and other terms and conditions shall be conclusive on all persons.

      3.3 The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and shall be conclusive and binding upon all Grantees, all Successors, and any other person, whether that person is claiming under or through any Grantee or otherwise.

      3.4 The Board shall designate one of the members of the Committee as the Chairman of the Committee. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination reduced to writing and signed by all members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary, who need not be a member of the Committee, and may make such rules and regulations for the conduct of its business as it shall deem advisable.

      3.5 No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee. Service on the Committee shall constitute service as a director of the Company, so that the members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its By-Laws.

    4.  Shares Subject to the Plan

      4.1 The total number of Shares that may be available for Awards under the Plan at any date shall be the aggregate of (1) the sum of 0.9% of the total number of issued and outstanding Shares on each of January 1, 1992, 1993, 1994 and 1995, plus (2) the sum of 2% of the total number of issued and outstanding Shares on January 1, 1996 and on January 1st of each subsequent calendar year commencing within the Applicable Period and on or prior to the date the total number of Shares is determined, minus (3) the total number of Shares that have been subject to Awards granted under the Plan after July 16,1992; provided, however, that the number of Shares available pursuant to this sentence shall be increased by the number of Shares (i) delivered by any Grantee or (ii) withheld by the Company, pursuant to Section 15 or 21 of the Plan in connection with the exercise of an Option. For purposes of the preceding sentence, Applicable Period shall be the period commencing on January 1, 1992 and ending on December 31, 2011. The aforementioned total number of Shares shall be adjusted in accordance with the provisions of Section 4.2 hereof. Notwithstanding the foregoing, the total number of Shares that may be subject to ISOs under the Plan shall be 1,000,000 Shares, adjusted in accordance with the provisions of Section 4.2 hereof. A Share subject to an Option and its related tandem Restricted Stock Award shall only be counted once. The Shares so issued may be Shares held in the treasury or Shares which are authorized but unissued, as elected by the Board. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration, cancellation or termination of any such Option, or which have been issued in connection with Restricted Stock Awards that are subsequently canceled or forfeited to the extent consistent with applicable law, rules and regulations, shall once again be available for issuance in satisfaction of Awards.

      4.2 Any increase or decrease in the number of outstanding Shares of the Company occurring through stock splits, stock dividends, stock consolidations, spin-offs, other distributions of assets to shareholders, or assumptions or conversions of outstanding Awards due to an acquisition after the adoption of the Plan shall be reflected proportionately in an increase or decrease in the aggregate number of Shares then available for the grant of Awards under the Plan or becoming available through the termination, surrender or lapse of Awards previously granted but unexercised, and in the number of Shares subject to Awards then outstanding; and a proportionate reduction or increase shall be made in the per Share option price or exercise price to any outstanding Options or SARs. Any fractional Shares resulting from such adjustments shall be eliminated. If changes in capitalization other than those considered above shall occur, the Board shall make such adjustment in the number or class of Shares as to which Awards may thereafter be granted, in the number and class of Shares remaining subject to Awards then outstanding and in the per Share option price or exercise price as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive upon all persons.

      4.3 The total number of Shares with respect to which Options and SARs may be granted under the Plan to any Grantee during any calendar year shall not exceed the number of Shares available for issue under the Plan at the time of the grant.

    5.  Grants to Non-Employee Directors

      5.1 Grants

      All Awards to Non-Employee Directors shall be automatic and non-discretionary. Each individual who is a Non-Employee Director on the effective date of the Plan shall automatically receive an Award, on the effective date, consisting of a NSO to purchase 10,000 Shares and each individual who becomes a Non-Employee Director after the effective date of the Plan shall automatically receive an Award, on the date he or she becomes a Non-Employee Director, consisting of a NSO to purchase 10,000 Shares. The preceding formula for Awards to Non-Employee Directors shall not be changed more than once in any six-month period.

      5.2 NSOs

      The per Share exercise price of each such NSO granted to a Non-Employee Director shall be 100 percent of the Fair Market Value of a Share on the date of grant. Each such NSO shall be exercisable in installments in accordance with the following schedule:

        (a) A maximum of 25% of the total Shares covered by the NSO may be exercised after the first anniversary of the date of grant;

        (b) A maximum of 50% of the total Shares covered by the NSO and not previously purchased upon exercise of the NSO may be exercised after the second anniversary of the date of grant;

        (c) A maximum of 75% of the total Shares covered by the NSO and not previously purchased upon exercise of the NSO may be exercised after the third anniversary of the date of grant; and

        (d) 100% of the total Shares covered by the NSO and not previously purchased upon exercise of the NSO may be exercised after the fourth anniversary of the date of grant,

    and shall expire on the date ten years after the date of grant.

    6.  Grants of Options to Key Employees

      6.1 Subject to the terms of the Plan, the Committee may from time to time grant Options, which may be Non-Qualified Stock Options or Incentive Stock Options, to Key Employees. Unless otherwise expressly provided at the time of the grant, Options granted under the Plan will not be ISOs. Notwithstanding the foregoing, outstanding NSOs may be converted to ISOs at the discretion of the Committee in accordance with, and to the extent, allowed by law.

      6.2 Each Option shall be evidenced by a written Option Agreement specifying the type of Option granted, the Option exercise price, the terms for payment of the exercise price, the duration of the Option, the number of Shares to which the Option pertains and the terms of any related Stock Appreciation Right Award or Restricted Stock Award. An Option Agreement may, in the sole discretion of the Committee, also contain a vesting schedule, a non-competition agreement, a confidentiality provision, provisions for forfeiture and such restrictions, conditions and other terms as the Committee shall determine in its sole discretion. Option Agreements need not be identical.

      6.3 Each Option shall expire and all rights to purchase Shares thereunder shall cease on the date fixed by the Committee in the Option Agreement, which shall not be later than the tenth anniversary of the date on which the Option was granted, except as otherwise required under Section 7.4 hereof. Further, if provided in the Option Agreement, any Option granted to a Key Employee pursuant to the Plan shall expire and all rights to purchase Shares thereunder shall cease, if (a) the Key Employee violates a non-competition, confidentiality or employment agreement, any Company policy, or any other conditions set forth in the Option Agreement or in a separate document, or (b) the Key Employee's employment terminates as provided in Section 13.

      6.4 Each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee in the Option Agreement. Except to the extent otherwise provided in or pursuant to Section 14, or in the proviso to this sentence, no Option shall become exercisable as to any Shares prior to the first anniversary of the date on which the Option was granted; provided that (a) the Committee may provide, at the time of grant or subsequently that an Option granted to a person who is or becomes subject to taxation under any applicable law that would tax such person upon the grant of such Option, shall be exercisable from and after the date of grant or (b) the Committee, in its discretion, shall have the power at any time to accelerate the dates for exercise of any or all Options, or any part thereof, granted to a Key Employee under the Plan.

    7.  Required Terms and Conditions of Incentive Stock Options

      7.1 Except as provided in subsection 7.4, the per Share exercise price of each ISO shall be at least 100 percent of the Fair Market Value of the Shares at the time such ISO is granted.

      7.2 The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all incentive stock option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Shares subject to an Option, which first becomes exercisable in any calendar year exceeds the limitation of this subsection, so much of the Option that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be an NSO; but in all other respects, the original Option Agreement shall remain in full force and effect.

      7.3 As used in this Section 7, the words "parent" and "subsidiary" shall have the meanings given to them in Section 424(e) and 424(f) of the Code.

      7.4 Notwithstanding anything herein to the contrary, if an Incentive Stock Option is granted to an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, (i) the purchase price of each Share subject to Option shall be not less than 110 percent of the Fair Market Value of the Share on the date the Option is granted, and (ii) the Option shall expire and all rights to purchase Shares thereunder shall cease no later than the fifth anniversary of the date the Option was granted.

      7.5 No ISOs may be granted under the Plan after July 15, 2002.

    8.  Required Terms and Conditions of Non-Qualified Stock Options

    Each NSO granted to a Key Employee shall be in such form and subject to such restrictions and conditions and other terms as the Committee may determine at the time of grant, subject to the general provisions of the Plan, the applicable Option Agreement, and the following specific rules:

      8.1 The number of Shares subject to each NSO and the per Share exercise price of each NSO shall be 100 percent of the Fair Market Value of the Shares on the date the NSO is granted. In no event may the exercise price be less than the par value of the Shares subject to such NSO.

      8.2 The Committee shall specify at the time each NSO is granted, the duration of each NSO and the time or times within which (during the term of the NSO) all or portions of each NSO may be exercised, except to the extent that other terms of exercise are specifically provided by other provisions of the Plan, and such provisions shall be specified in the applicable Option Agreement.

    9.  Reload Option

    In the discretion of the Committee, the grant of any Option may be accompanied by a Reload Option. A Reload Option may be granted to a Grantee who is an Option holder and who satisfies all or part of the purchase price of the Option with Shares. A Reload Option may be granted at the date of grant of the Option or at any time thereafter through and including the date of final exercise of the Option. A Reload Option represents an additional Option to acquire the same number of Shares as is used by the Grantee to pay the purchase price of the original Option. A Reload Option is subject to all of the same terms and conditions as the original Option except that (1) the purchase price of the Shares subject to the Reload Option will be determined at the applicable time the original Option is exercised, and (2) the Reload Option will conform to all provisions of the Plan at the applicable time the original Option is exercised. A Reload Option may also be granted in connection with any Option granted under the Non-Employee Directors Plan referred to in Section 27 below.

    10. Restricted Stock Awards to Key Employees

      10.1 Subject to the terms of the Plan, the Committee may also grant to Key Employees Restricted Stock Awards from time to time. Restricted Stock may be granted to a Key Employee either separately from, or in tandem with, the grant of an Option to the Key Employee. In the case of Restricted Stock granted in tandem with the grant of an Option: (a) the exercise of the Option shall cause the forfeiture to the Company of the Restricted Stock related to the Option, or portion thereof that is exercised; and (b) the lapse of restrictions applicable to such Restricted Stock shall cause the expiration of the unexercised Option, or portion thereof, related to such

  Restricted Stock. Restricted Stock not granted in tandem with the grant of an Option shall have no effect on, and shall not be affected by, the exercise of any Option by the holder of such Restricted Stock.

      10.2 The terms and conditions of any such Award, including restrictions on transfer or on the ability of the Grantee to make elections with respect to the taxation of the Award without the consent of the Committee, shall be determined by the Committee at the time of grant. Except as provided in Sections 10.1, 10.6, 13, 14 and 15, no such restrictions shall lapse earlier than the first, or later than the tenth, anniversary of the date of the Award.

      10.3 Restricted Stock Awards issued under the Plan shall be evidenced by written Restricted Stock Agreements which shall specify whether such Restricted Stock is issued separate from, or in tandem with, the grant of an Option, the number of Shares issuable under the Restricted Stock Award evidenced thereby, and such other provisions as the Committee, in its sole discretion, may determine.

      10.4 The number of Shares granted under a Restricted Stock Award shall be issued to the Grantee thereof on the date of grant of such Award or as soon as may be practicable thereafter. Shares issued pursuant to Restricted Stock Awards shall be duly issued or transferred, and a certificate or certificates for such Shares shall be issued in the Grantee's name. Subject to the restrictions set forth in the related Restricted Stock Agreement, the Grantee shall thereupon be a stockholder with respect to all the Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares. In aid of such restrictions, certificates for Shares awarded hereunder, together with a suitably executed stock power signed by each Grantee, shall be held by a nominee of the Company for the account of such Grantee until the restrictions under the related Restricted Stock Agreement lapse pursuant to such Agreement or such Shares are theretofore forfeited to the nominee of the Company as provided by the Plan or the Agreement.

      10.5 At the Committee's option, the Restricted Stock Agreement may provide that any Shares of Restricted Stock granted to a Key Employee pursuant to the Plan shall be forfeited to the Company if, among other reasons, (a) the Key Employee violates a non-competition, confidentiality or employment agreement, any Company policy, or any other condition set forth in the Restricted Stock Agreement or in a separate document, (b) the Key Employee's employment with the Company terminates prior to the date or dates for expiration of the forfeiture provisions set forth in his or her Restricted Stock Agreement, which date shall not be earlier than the first anniversary of such grant, (c) the Key Employee's employment with the Company terminates for Cause, or (d) there occurs a violation of any provision of the applicable Restricted Stock Agreement. A forfeiture of Restricted Stock pursuant to this subsection 10.5 shall occur immediately following the mailing of written notice to the Key Employee. Thereafter, the Secretary of the Company shall promptly cancel Shares of Restricted Stock that are forfeited to the Company.

      10.6 Notwithstanding the foregoing, (a) if the Key Employee's employment terminates, or (b) upon a Change in Control, any restrictions of this Section 10 or in any Restricted Stock Agreement shall lapse as provided in Sections 13 and 14.

      10.7 The Committee may prescribe such other restrictions and conditions and other terms applicable to the Shares of Restricted Stock issued to a Key Employee under the Plan that are neither inconsistent with nor prohibited by the Plan or any Restricted Stock Agreement, including, without limitation, terms providing for a lapse of the restrictions of this Section 10, provided they are set forth in the applicable Restricted Stock Agreement, in installments. Further, the

  Committee, in its discretion, shall have the power, at any time, to accelerate the dates the restrictions lapse on any or all of the Restricted Stock granted to a Key Employee.

    11. Stock Appreciation Rights to Key Employees

    Subject to the terms of the Plan, the Committee may also grant to Key Employees SARs from time to time. Each SAR shall be evidenced by a written Stock Appreciation Right Agreement. The Stock Appreciation Right Agreement may, in the sole discretion of the Committee, include a vesting schedule, a non-competition agreement, a confidentiality provision, provisions for forfeitures and such restrictions, conditions and other terms as the Committee shall determine in its sole discretion. Stock Appreciation Right Agreements need not be identical. Each SAR is also subject to the following specific rules:

      11.1 SARs may be granted either as a separate Award ("Nontandem SAR") or in tandem with a related Option ("Tandem SAR"). At the time of grant of a Nontandem SAR, the Committee shall specify the base price of Shares to be used in connection with the calculation described in subsection 11.2 (a) below. The base price of a Nontandem SAR shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant. The number of Shares subject to a Tandem SAR shall not exceed one for each Share subject to the related Option. The number of Shares subject to a Nontandem SAR shall be specified in the Stock Appreciation Right Agreement. No Tandem SAR may be granted to a Key Employee in connection with an ISO in a manner that will disqualify the ISO under Section 422 of the Code unless the Key Employee consents thereto.

      11.2 Upon exercise, an SAR shall entitle the Key Employee to receive from the Company the number of Shares having an aggregate Fair Market Value equal to the following:

      (a)
      in the case of a Nontandem SAR, the excess of the Fair Market Value of one Share as of the date on which the SAR is exercised over the base price specified in such SAR, multiplied by the number of Shares then subject to the SAR, or the portion thereof being exercised.

      (b)
      in the case of a Tandem SAR, the excess of the Fair Market Value of one Share as of the date on which the SAR is exercised over the exercise price per Share specified in the Option Agreement, multiplied by the number of Shares then subject to the Option, or the portion thereof as to which the SAR is being exercised.

      Cash shall be delivered in lieu of any fractional Shares. The Committee, in its discretion, shall be entitled to cause the Company to elect to settle any part or all of its obligations arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the Shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such Shares on the date of exercise.

      11.3 A Tandem SAR shall be exercisable during such time, and be subject to such restrictions and conditions and other terms, as the Committee shall specify in the applicable Option Agreement at the time such Tandem SAR is granted. Notwithstanding the preceding sentence, the Tandem SAR shall be exercisable only at such time as the Option to which it relates is exercisable and shall be subject to the restrictions and conditions and other terms applicable to such Option. Upon the exercise of a Tandem SAR, the unexercised Option, or the portion thereof to which the exercised portion of the Tandem SAR is related, shall expire. The exercise of any Option shall cause the expiration of the Tandem SAR related to such Option, or portion thereof, that is exercised.

      11.4 A Nontandem SAR shall be exercisable as follows:

        (a) A Nontandem SAR granted under the Plan shall be exercisable during such time, and be subject to such restrictions and conditions and other terms, as the Committee shall specify in the Stock Appreciation Right Agreement at the time the Nontandem SAR is granted, which restrictions and conditions and other terms need not be the same for all Key Employees. Without limiting the generality of the foregoing, the Committee may specify a minimum number of full Shares with respect to which any exercise of a Nontandem SAR must be made.

        (b) Subject to earlier termination as provided in the last sentence of this subsection (b), a Nontandem SAR granted under the Plan shall expire on the date specified by the Committee in the Stock Appreciation Right Agreement. The Committee shall specify in the Stock Appreciation Right Agreement at the time each Nontandem SAR is granted, the time during which the Nontandem SAR may be exercised prior to its expiration and other provisions relevant to the SAR. The Committee, in its discretion, shall have the power, at any time, to accelerate the dates for exercise of any or all Nontandem SARs or any part thereof, granted under the Plan. Notwithstanding the foregoing, any Nontandem SAR granted to a Key Employee under the Plan shall expire, notwithstanding any restrictions and conditions that may be contained in his or her applicable Stock Appreciation Right Agreement, following a termination of his or her employment with the Company as provided in Sections 13 and 14.

      11.5 An SAR may be exercised only by the Key Employee (or by a legatee or legatees of such SAR under his or her last will, by his or her executors, personal representatives or distributees, or by an assignee or assignees pursuant to Section 12 below).

      11.6 As soon as reasonably practicable after the exercise of an SAR, the Company shall (a) issue, in the name of the Key Employee, stock certificates representing the total number of full Shares to which the Key Employee is entitled pursuant to subsection 11.2 hereof and cash in an amount equal to the Fair Market Value, as of the date of exercise, or any resulting fractional Shares, and (b) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Key Employee an amount in cash equal to the Fair Market Value, as of the date of exercise, of the Shares it would otherwise be obligated to deliver.

    12. Non-Transferability of Rights

    No rights under any Award shall be transferable otherwise than by will or the laws of descent and distribution, and the rights and the benefits, of any such Award, may be exercised and received, respectively, during the lifetime of the Grantee only by him or her.

    Notwithstanding the provisions of the preceding paragraph, a Grantee, at any time prior to his or her death, may assign all or any portion of an Award granted to him or her (other than an ISO) to (a) his or her spouse or lineal descendant, (b) the trustee of a trust for the primary benefit of his or her spouse or lineal descendant, (c) a partnership of which his or her spouse and lineal descendants are the only partners, or (d) a tax exempt organization as described in Section 501(c)(3) of the Code. In such event, the spouse, lineal descendant, trustee, partnership or tax exempt organization will be entitled to all of the rights of the Grantee with respect to the assigned portion of such Award, and such portion of the Award will continue to be subject to all of the terms, conditions and restrictions applicable to the Award, as set forth herein, and in the related Option Agreement, Restricted Stock Agreement or Stock Appreciation Right Agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (a) the Grantee does not receive any consideration therefor, and (b) the assignment is expressly approved by the Company. Any such assignment shall be evidenced by an appropriate written document executed by the Grantee, and a copy thereof shall be delivered to the Company on or prior to the effective date of the assignment. This paragraph shall apply to all Awards granted under the Plan at any time.

    13. Death or Termination of Employment

      13.1 Except as hereinafter provided, no Option or SAR granted pursuant to the Plan may be exercised at any time unless the holder thereof is then an employee or director of the Company. Options and SARs granted under the Plan shall not be affected by any change of employment or service on the Board so long as the Grantee continues to be an employee or director of the Company.

      13.2 Except as provided in Section 14, the Option or SAR of any Grantee whose employment or service on the Board is terminated for any reason, other than for death, Disability, termination of employment for Cause, or Retirement, shall terminate on the earlier of (a) three months after termination of employment or service on the Board and (b) the date that such Option or SAR expires in accordance with its terms.

      13.3 In the event of the death of a Grantee during employment or service on the Board, or within three months after the termination of employment (except as described in subsection 13.5) or service on the Board, each Option and SAR granted to such Grantee shall be exercisable or payable to the extent provided therein but not later than one year after his or her death (but not beyond the stated duration of the Option or SAR). Any such exercise or payment shall be made only: (a) by or to the Successor of the deceased Grantee; and (b) to the extent, if any, that the deceased Grantee was entitled at the date of his or her death.

      13.4 In the case of the Disability of a Grantee, the Option or SAR shall terminate on the earlier of (a) one year after termination of employment or service on the Board and (b) the date that such Option or SAR expires in accordance with its terms. During such period, the Option or SAR may be exercised by a Grantee who becomes Disabled with respect to the same number of Shares, in the same manner and to the same extent if the Grantee had continued employment or service on the Board during such period.

      13.5 In the case of a Key Employee, the Option or SAR shall lapse immediately upon termination of employment of the Grantee for Cause.

      13.6 In the event of the Grantee's Retirement, the Option or SAR shall remain exercisable by the retired Grantee until the Award expires by its terms and may be exercised by the retired Grantee to the same extent as if he or she had continued employment or service on the Board during such period; provided, however, if the Grantee dies before the Option or SAR expires, such Award shall be exercisable only by the Successor of the deceased Grantee to the extent that the deceased Grantee was entitled at the date of his or her death.

      13.7 Pursuant to subsections 10.5 and 10.6, a Restricted Stock Award shall be subject to such restrictions in the event of the death, Disability, Retirement or other termination of employment of the Grantee as are set forth in the applicable Restricted Stock Agreement.

    14. Change in Control

      14.1 In the event of a Change in Control, an Award granted to a Key Employee shall be affected as follows:

          (a) In the event of a Change in Control which does not have the prior written approval of a majority of the Continuing Directors, and notwithstanding any conditions or restrictions contained in an agreement related to any Award, any Options (not issued in tandem with a Restricted Stock Award) and SARs outstanding to a Grantee shall become immediately exercisable and any restrictions on any Restricted Stock (not issued in tandem with an Option) shall lapse on the date of such a Change in Control. If an Option is issued in tandem with a Restricted Stock Award, the outstanding Option shall become immediately exercisable, or the restrictions on the Restricted Stock shall lapse, on the date of such a Change in Control, as elected by the Grantee. Any such election shall be made by the Grantee within thirty (30) days after such Change in Control by giving notice to the Committee, or the Secretary of any successor corporation or other entity.

          (b) In the event of a Change in Control which does have the prior written approval of a majority of the Continuing Directors, the Committee in its sole discretion may, notwithstanding any conditions or restrictions contained in an agreement related to any Award, provide that: (i) all Options or SARs, or both, will become immediately exercisable and/or all restrictions on Restricted Stock will lapse, or (ii) all Options, SARs and Restricted Stock Awards will be exchanged for options, stock appreciation rights and restricted stock awards of the acquiring or surviving corporation of equal or, except in the case of ISOs, greater value.

      14.2 In the event that a Non-Employee Director's membership on the Board terminates within one year following a Change in Control which does not have the prior written approval of a majority of the Continuing Directors, any unexercised NSOs shall become fully exercisable.

      14.3 For the purposes of subsections 14.1 and 14.2, a Change in Control shall not have the prior written approval of a majority of the Continuing Directors, unless such approval occurs prior to such Change in Control.

      14.4 In the event of a sale of substantially all of the assets of the Company, or a merger, consolidation or Share exchange involving the Company, all obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on the successor to the transaction. Employment of a Key Employee with such a successor shall be considered employment of the Key Employee with the Company for purposes of the Plan.

    15. Exercise of Awards

      15.1 A person entitled to exercise an Option or SAR may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option or SAR is being exercised and any other information the Committee may prescribe. The notice shall be accompanied, in the case of an Option, by payment as described in subsection 15.2. Shares issued upon exercise of an Option or an SAR, or in respect of a Restricted Stock Award, shall be issued only in the name of the Grantee. All notices or requests provided for herein shall be delivered to the Secretary of the Company.

      15.2 Except as otherwise provided in the Plan or in any Option Agreement, the Grantee shall pay the purchase price of the Shares upon exercise of any Option (a) in cash, (b) in cash received from a broker-dealer to whom the Grantee has submitted an exercise notice consisting of a fully endorsed Option (however, in the case of an insider subject to Section 17 of the Securities Exchange Act of 1934, this payment option shall only be available to the extent such insider complies with Regulation T issued by the Federal Reserve Board), (c) by delivering Shares having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price, (d) by directing the Company to withhold such number of Shares otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price, (e) in the case of a Key Employee, by such other medium of payment as the Committee, in its discretion, shall authorize at the time of grant, or (f) by any combination of (a), (b), (c),

  (d) and (e). In the case of an election pursuant to (a) or (b) above, cash shall mean cash or a certified or cashier's check issued by a federally insured bank or savings and loan association, and made payable to AAR CORP. In the case of payment pursuant to (b), (c) or (d) above, the Grantee's election must be made on or prior to the date of exercise and must be irrevocable. In lieu of a separate election governing each exercise of an Award, a Grantee may file a blanket election with the Committee which shall govern all future exercises of Awards until revoked by the Grantee. The Company shall issue, in the name of the Grantee, stock certificates representing the total number of Shares issuable pursuant to the exercise of any Option or an SAR as soon as reasonably practicable after such exercise, provided that any Shares purchased by a Grantee through a broker-dealer pursuant to clause (b) above shall be delivered to such broker-dealer in accordance with 12 C.F.R. §220.3(e)(4) or other applicable provision of law.

    16. Effective Date of the Plan/Amendment of Awards

    The Plan became effective on July 16, 1992, upon its approval at a meeting of the Company's stockholders by the affirmative votes of the holders of a majority of the Company's voting securities present or represented and entitled to vote at a meeting duly held within twelve months thereafter in accordance with Delaware law and continues thereafter until terminated by the Board of Directors. The terms of any Award may be amended at any time prior to the end of their Term in accordance with the Plan. No such amendment may adversely affect the interest of the Grantee of such Award without such Grantee's written consent.

    17. Date of Award

    The date of an Award shall be the date on which the Committee's determination to grant the same is final, or such later date as shall be specified by the Committee in connection with its determination.

    18. Stockholder Status

    No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan except with respect to Shares actually issued to that person.

    19. Postponement of Exercise

    The Committee may postpone any exercise of an Option or SAR or the distribution of any portion of a Restricted Stock Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (a) to effect, amend or maintain any necessary registration of the Plan or the Shares issuable upon the exercise of an Option or SAR or distributable in satisfaction of a Restricted Stock Award under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (b) to permit any action to be taken in order to (i) list such Shares on a stock exchange if Shares are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its Shares, including any rules or regulations of any stock exchange on which the Shares are listed, or (iii) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to recognize the exercise of an Option or an SAR or to sell or issue Shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof. Any such postponement shall not extend the Term of an Option or SAR or shorten the Term of any restriction attached to any Restricted Stock Award and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee of an Award, to the Grantee's Successor or to any other person with respect to any Shares as to which the Option or SAR shall lapse because of such postponement or as to which issuance under a Restricted Stock Award was delayed.

    20. Termination, Suspension or Modification of Plan

    The Board may at any time terminate, suspend or modify the Plan without the authorization of stockholders to the extent allowed by law, including without limitation any rules issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934.

    No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Award granted before the date of such termination, suspension or modification, unless such Grantee or Successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right. Any member of the Board who is an officer or employee of the Company shall be without vote on any proposed amendment to the Plan, or on any other matter which might affect that member's individual interest under the Plan.

    21. Taxes

    Upon the Taxable Date of any Award, the Company shall have the right to require the Grantee to remit to the Company an amount in cash sufficient to satisfy all minimum federal, state, local and foreign withholding tax requirements prior to the delivery by the Company of cash or any certificate or certificates for Shares. Whenever payments under the Plan are to be made in cash, such payments shall be net of any amounts sufficient to satisfy all minimum federal, state, local and foreign withholding tax requirements. In connection with an Award in the form of Shares and in lieu of making a cash payment to the Company, the Grantee may elect to satisfy his or her tax withholding obligation incurred in connection with the Taxable Date of an Option, SAR or Restricted Stock Award by (a) directing the Company to withhold a portion of the Shares otherwise distributable to the Grantee, or (b) by transferring to the Company a certain number of Shares (either subject to such Restricted Stock Award or previously owned), such Shares being valued at the Fair Market Value for the Shares on such Taxable Date. Notwithstanding any provision of the Plan to the contrary, a Grantee's election pursuant to the preceding sentence (a) must be made on or prior to the date as of which income is realized by the Grantee in connection with such Option, SAR or Restricted Stock Award, and (b) must be irrevocable. In lieu of a separate election on each Taxable Date of an Award, a Grantee may file a blanket election with the Committee which shall govern all future Taxable Dates until revoked by the Grantee.

    If the holder of Shares purchased in connection with the exercise of an Incentive Stock Option disposes of such Shares within two years of the date such ISO was granted or within one year of such exercise, he or she shall notify the Company of such disposition and remit an amount necessary to satisfy applicable withholding requirements including those arising under federal income tax laws. If such holder does not remit such amount, the Company may withhold all or a portion of any salary then or in the future owed to such holder as necessary to satisfy such requirements.

    22. Tenure

    Nothing contained in the Plan shall be construed as a contract of employment between the Company and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of the Company or as a Non-Employee Director of the Board or limit the right of the Company to employ or discharge any person with or without Cause, or to discipline any Employee.

    23. Application of Proceeds

    The cash proceeds received by the Company from the sale of its Shares under the Plan shall be used for general corporate purposes.

    24. Other Actions

    Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

    25. Loan Agreements

    Each Award shall be subject to the condition that the Company shall not be obligated to issue or transfer its Shares or to pay an amount in cash to the Grantee thereof on its exercise, or otherwise, if the Committee or the Board determines that such issuance, transfer, or payment, would violate any covenant in any loan agreement or other contract to which the Company or a Subsidiary is a party.

    26. Notices

    Notices given pursuant to the Plan shall be in writing and shall be deemed received when personally delivered or three days after mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid. Notice to the Company shall be directed to:

      Corporate Secretary
      AAR CORP.
      1100 N. Wood Dale Road
      Wood Dale, Illinois 60191

    Notices to or with respect to a Grantee shall be directed to the Grantee, or the Successor of a deceased Grantee, at the Grantee's home address on the records of the Company.

    27. AAR CORP. Stock Option Plan for Non-Employee Directors

    The AAR CORP. Stock Option Plan for Non-Employee Directors, dated August 1,1988 ("Non-Employee Directors Plan") was terminated effective July 16, 1992, and no further options thereunder shall be granted after such termination; provided, however, that such termination shall not affect any options outstanding thereunder which shall continue to be subject to the terms and conditions of the Non-Employee Directors Plan and the written agreements evidencing such options. The Committee hereunder shall have authority to interpret and administer such options and applicable agreements. Notwithstanding the preceding provisions of this Section, a Reload Option may be granted, pursuant to the terms of Section 9 above, in connection with an option granted under the Non-Employee Directors Plan.

    28. Leaves of Absence

    The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan regarding any leave of absence taken by a Key Employee or Non-Employee Director who is the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment or service on the Board within the meaning of the Plan, and (b) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any Key Employee or Non-Employee Director who takes such leave of absence.

    29. Governing Law

    The Plan, and all Awards and agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois and, in the case of ISOs, Code Section 422 and regulations issued thereunder.

    IN WITNESS WHEREOF, the Company has caused the AAR CORP. Stock Benefit Plan (as amended and restated effective October 1, 2001) to be executed on its behalf by its duly authorized officer.

AAR CORP.
By:	/s/ David P. Storch
Its:	President

Dated: January 11, 2002

QuickLinks

  Exhibit 10.1
AMENDED AND RESTATED AAR CORP. STOCK BENEFIT PLAN (Effective October 1, 2001)